     As filed with the Securities and Exchange Commission on August 23, 2000

                                               Registration No. 333-
                                                                    ------------
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             WESTPOINT STEVENS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          DELAWARE                                               36-3498354
(STATE OR OTHER JURISDICTION                                  (I.R.S. EMPLOYER
     OF INCORPORATION OR                                     IDENTIFICATION NO.)
        ORGANIZATION)

                              507 WEST TENTH STREET
                            WEST POINT, GEORGIA 31833
                                 (706) 645-4000
                        (ADDRESS AND TELEPHONE NUMBER OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)



                             WESTPOINT STEVENS INC.
                          OMNIBUS STOCK INCENTIVE PLAN
                                  (AS AMENDED)
                            (FULL TITLE OF THE PLAN)



                       ===================================
                              Christopher N. Zodrow
                          Vice President and Secretary
                             WestPoint Stevens Inc.
                              507 West Tenth Street
                            West Point, Georgia 31833
                                 (706) 645-4000
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)



                         CALCULATION OF REGISTRATION FEE
================================================================================
                                           PROPOSED      PROPOSED
                                           MAXIMUM       MAXIMUM
TITLE OF                   AMOUNT          OFFERING      AGGREGATE  AMOUNT OF
SECURITIES TO              TO BE           PRICE PER     OFFERING   REGISTRATION
BE REGISTERED              REGISTERED      SHARE(1)      PRICE(1)   FEE
--------------------------------------------------------------------------------
SHARES OF COMMON STOCK,
PAR VALUE $.01 PER SHARE   2,795,208(2)    $13.38      $37,399,883   $9,873.57
================================================================================
(1) Computed solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Common Stock as reported by the New York Stock Exchange on August 15, 2000.

(2) In accordance with Rule 457(h)(3) under the Securities Act of 1933, the amount to be registered is the sum of (i) the 2,000,000 shares of Common Stock being registered for issuance by WestPoint Stevens Inc. pursuant to this Form S-8 and (ii) 795,208 additional shares, which are covered by the Reoffer Prospectus included herein.

                                EXPLANATORY NOTE

         The 2,000,000 shares of common stock, $0.01 par value per share (the "Common Stock"), of WestPoint Stevens Inc. (the "Company") being registered pursuant to this Form S-8 are additional shares of the Common Stock of the Company issuable to participants in the WestPoint Stevens Inc. Omnibus Stock Incentive Plan (as amended) (the "Plan").

         The Company previously registered 1,625,350 shares of Common Stock for issuance under the Plan under a Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on May 28, 1997 (File No. 333-27913) (the "1997 Registration Statement"). Subsequent to the 1997 Registration Statement, the Common Stock of the Company split on a two-for-one (2 for 1) basis. Pursuant to Rules 416(a) and (b) of the Securities Act of 1933, the 1997 Registration Statement is deemed to cover the additional 1,625,350 shares of Common Stock resulting from the 2 for 1 stock split. Therefore, the 1997 Registration Statement covers 3,250,700 shares of Common Stock of the Company.

         The Company also previously registered an additional 2,000,000 shares of the Common Stock for issuance under the Plan under a separate Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on May 18, 1999 (File No. 333-78679) (the "1999 Registration Statement").

         As a consequence of the 1997 Registration Statement, the 2 for 1 stock split and the 1999 Registration Statement, before the filing of this Registration Statement the Company had an aggregate amount of 5,250,700 shares of Common Stock for issuance under the Plan registered under the Securities Act of 1933.

         Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the 1997 Registration Statement and the 1999 Registration Statement, except as otherwise set forth herein.



                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus to be used for offers and sales of the Company's Common Stock covered by this Registration Statement has been omitted in accordance with the Note to Part I of Form S-8.

                                    PART I-A
                         REOFFER PROSPECTUS PREPARED IN
                       ACCORDANCE WITH THE REQUIREMENTS OF
                               PART I OF FORM S-3

                               REOFFER PROSPECTUS

                             WESTPOINT STEVENS INC.

                    COMMON STOCK (PAR VALUE $0.01 PER SHARE)

                      2,795,208 SHARES OF THE COMMON STOCK

                        UNDER THE WESTPOINT STEVENS INC.

                    OMNIBUS STOCK INCENTIVE PLAN (AS AMENDED)


         This prospectus is being used in connection with the offering from time to time by our employees and non-employee directors, who are considered for purposes of this prospectus to be selling stockholders, who may be deemed our "affiliates" as defined in Rule 405 under the Securities Act of 1933, as amended, of shares of our common stock that have been or may be acquired by them pursuant to our Omnibus Stock Incentive Plan (as amended).

         Our common stock is listed and traded on the NYSE under the symbol "WXS." Such listing became effective on October 15, 1999. On August 18, 2000, the closing price of the common stock as reported by the NYSE was $13.9375 per share. Prior to October 15, 1999, our common stock was listed on the National Association of Securities Dealers Automated Quotation System - National Market System ("NASDAQ") under the symbol "WPSN".

         SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         No person has been authorized to give any information or to make any representation, other than those in this prospectus, in connection with the offer contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of the securities offered hereby in any state to or from any person to whom it is unlawful to make or solicit such an offer in such state.

                 The date of this prospectus is August 23, 2000.

                           FORWARD-LOOKING STATEMENTS

         Certain information incorporated by reference into this prospectus under the caption "Risk Factors," and elsewhere includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbor created by that Act. There are several important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements contained in such discussions. Additional information on the risk factors which could affect our financial results is included in this prospectus and in other documents incorporated by reference herein.

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information filed by us may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, material filed by us can be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. The SEC maintains a Website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including us.

         This prospectus constitutes a part of a Registration Statement on Form S-8 filed by us on August 23, 2000 with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus omits certain information contained in the registration statement and incorporates by reference certain additional information previously filed with the SEC. Such additional information can be inspected at and obtained from the SEC in the manner set forth above. Statements contained in this prospectus or in any document incorporated by reference herein as to the terms of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement or such other document, each such statement being qualified in all respects by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the SEC are incorporated herein by reference:

         -        our Annual Report on Form 10-K for the year ended December 31,
                  1999;

         - the Proxy Statement for the Annual Meeting of Stockholders held on June 29, 2000;

         - our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2000 and for the quarter ended June 30, 2000;

         - our Current Reports on Form 8-K filed on February 15, 2000, March 27, 2000, April 5, 2000, May 24, 2000 and June 30, 2000;
                  and

         - the description of our common stock contained in our Registration Statement on Form 8-A (Commission File No. 001-15381) filed on October 8, 1999.

         All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or incorporated herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference herein.

         Copies of all documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents), will be provided without charge to each person, including any beneficial owner to whom a copy of this prospectus has been delivered upon the written or oral request of such person. Requests for such copies should be directed to us at 507 West Tenth Street, West Point, Georgia 31833, Attention: Secretary, telephone: (706) 645-4000.

                                   WHO WE ARE

         We manufacture, market and distribute bed and bath home fashions products directly and indirectly through our subsidiaries. We manufacture and market our products for distribution to chain and department stores, mass merchants and specialty stores.

         We estimate that we have the largest market share, approximately 36%, in the domestic sheet and pillowcase market and the largest market share, approximately 44%, in the domestic bath towel market. We are positioned as a single-source supplier to retailers of bed and bath products offering a broad assortment of products across multiple price points. The breadth of our products and price points allows us to provide a comprehensive product offering for each major distribution channel, including chain and department stores, mass merchants and specialty bed and bath stores.

         We manufacture and market a broad range of bed and bath products, including:

         -        decorative sheets, accessories and towels;

         -        designer sheets, accessories and towels;

         -        sheets, accessories and towels for the hospitality industry;

         -        blankets;

         -        private label sheets, accessories and towels;

         -        bedskirts, bedspreads, comforters, and duvet covers;

         -        drapes and valances;

         -        throw pillows and bed pillows;

         -        mattress pads;

         -        shower curtains;

         -        and table covers.

         Such products are made from a variety of fabrics, such as chambray, twill, sateen, flannel, linen, cotton and cotton blends and are available in a wide assortment of colors and patterns.

         Our products are marketed under well-known and firmly established trademarks, brand names and private labels. We use trademarks, brand names and private labels as merchandising tools to assist our customers in coordinating their product offerings and differentiating our products from those of our competitors. Our product trademarks include:

         -        GRAND PATRICIAN(R)
         -        MARTEX(R)
         -        PATRICIAN(R)
         -        UTICA(R)
         -        STEVENS(R)
         -        LADY PEPPERELL(R)
         -        LUXOR(R)
         -        VELLUX(R)

         In addition, certain products are manufactured and sold pursuant to licensing agreements under designer names that include, among others:

         -        Ralph Lauren Home Collection
         -        Sanderson
         -        Designers Guild
         -        Joe Boxer
         -        Glynda Turley
         -        Serta Perfect Sleeper.

         We are a Delaware corporation with our principal executive offices located at 507 West Tenth Street, West Point, Georgia 31833. Our telephone number is (706) 645-4000.

                                  RISK FACTORS

         An investment in our common stock involves risks. You should read and carefully consider the following risk factors in addition to all other information in this prospectus before making an investment in the common stock.

WE ARE SUBSTANTIALLY LEVERAGED, WHICH COULD REDUCE OUR CASH FLOWS.

         We are substantially leveraged. This could have important consequences to you, including without limitation, the following:

         - our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes could be restricted;

         - a significant portion of our cash flow from operations must be dedicated to the payment of interest on our indebtedness, which will reduce the funds available to us for our operations;

         - our bank borrowings are, and will continue to be, at variable rates of interest, which could result in higher interest expense in the event of an increase in interest rates; and

         - our indebtedness contains financial and restrictive covenants, the failure to comply with which may result in an event of default, which, if not cured or waived, could have a material adverse effect on our company.

         The degree to which we are leveraged could also affect our ability to compete effectively and could limit our business opportunities and place us at a competitive disadvantage against other less leveraged competitors. Our substantial outstanding debt has important consequences, including the risk that we may not generate sufficient cash flow from operations to pay principal and interest on our indebtedness or to invest in our businesses. While we believe, based upon our historical and anticipated performance, that we will be able to satisfy our debt obligations from our cash flow from operations and refinancings, we cannot make any assurances of our ability. While we can raise cash to satisfy our obligations through potential sales of assets or equity, our ability to raise funds by selling either assets or equity depends on our results of operations, market conditions, restrictions contained in our revolving credit facility and the indentures relating to our outstanding debt instruments and other factors. If we are unable to refinance indebtedness or raise funds through sales of assets or equity or otherwise, we may be unable to pay principal of and interest on our indebtedness.

         We currently have significant annual cash interest expense in connection with our obligations under our long-term indebtedness. At June 30, 2000, we had total long-term indebtedness of $1.475 million and a ratio of total long-term indebtedness to total capitalization of 1.95 to 1.00.

OUR DEBT INSTRUMENTS IMPOSE OPERATING AND FINANCIAL RESTRICTIONS ON OUR COMPANY THAT COULD LIMIT OUR ABILITY TO RESPOND TO CHANGING ECONOMIC OR BUSINESS CONDITIONS.

         Our senior credit facility and our indentures relating to our public indebtedness impose operating and financial restrictions on our company and our subsidiaries. These restrictions, combined with our substantially leveraged position, could limit our ability to respond to changing business or economic conditions or adverse developments affecting our operating results. These restrictions include, without limitation, limitations on indebtedness, liens, sale/leaseback transactions, asset sales, transactions with affiliates, operating leases, acquisitions and investments. In addition, we are required under our senior credit facility to maintain specified financial ratios and levels, including a minimum consolidated net worth (as defined in our senior credit facility), current ratio and ratio of EBITDA to interest expense.

THE HOME FASHIONS INDUSTRY IS CYCLICAL AND SEASONAL.

         The home fashions industry is both cyclical and seasonal, which affects our performance. Traditionally, the home fashions industry is seasonal, with peak sales seasons in the summer and fall. In response to this seasonality, we increase our inventory levels during the first six months of the year to meet customer demands for the peak summer and fall seasons. In addition, the home fashions industry is traditionally cyclical and our performance may be negatively affected by downturns in consumer spending.

SIX OF OUR CUSTOMERS ACCOUNT FOR MORE THAN HALF OF OUR NET SALES. THE LOSS OF ANY OF OUR LARGE CUSTOMERS COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

         Our home fashions products are sold to chain stores, including, among others, J.C. Penney Company, Inc. and Sears Roebuck & Co., Inc.; mass merchants such as Wal-Mart Stores, Inc., Kmart Corporation and Target Stores (a division of Target Corporation); and department and specialty stores, including Federated Department Stores and Mervyn's (also a division of Target Corporation). The above named customers, which are our six largest customers, accounted for approximately 56% of our net sales during the fiscal year ended December 31, 1999. In 1999, sales to Target Corporation, Kmart and Wal-Mart were 14%, 13% and 11%, respectively, of our net sales. Each of such customers has purchased goods from us in each of the last 10 years. Although we have no reason to believe that we will lose the business of any of our largest customers, a loss of any of the largest accounts, or a material portion of any thereof, would have an adverse effect upon our business, which could be material.

A PORTION OF OUR SALES ARE DERIVED FROM LICENSED DESIGNER BRANDS. THE LOSS OF A SIGNIFICANT LICENSE COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

        A portion of our sales are derived from licensed designer brands. The loss of a significant license could have a material adverse effect on our business. The license agreements are generally for a term of two to three years with one license agreement currently having a term of five years; some of the licenses are automatically renewed for additional periods, assuming that sales thresholds established by each agreement have been met. No single license has accounted for more than 11% of our total sales volume during any of the past five fiscal years.

A SHORTAGE OF THE PRINCIPAL RAW MATERIALS WE USE TO MANUFACTURE OUR PRODUCTS COULD FORCE US TO PAY MORE FOR THOSE MATERIALS AND, POSSIBLY, CAUSE US TO INCREASE OUR PRICES, WHICH COULD HAVE AN ADVERSE EFFECT ON OUR OPERATIONS.

         Any shortage in the raw materials we use to manufacture our products could adversely affect our operations. The principal raw materials that we use in the manufacture of our products are cotton of various grades and staple lengths and polyester in staple and filament form. Although we have been able to acquire sufficient quantities of cotton for our operations in the past, any shortage in the cotton supply by reason of weather, disease or other factors, or a significant increase in the price of cotton, could adversely affect our operations. The price of man-made fibers, such as polyester, is influenced by demand, manufacturing capacity and costs, petroleum prices, cotton prices and the cost of polymers used in producing these fibers. Any significant prolonged petrochemical shortages could significantly decrease the availability of man-made fibers and could cause a substantial increase in demand for cotton. This could result in decreased availability of cotton and, possible, increased prices and could adversely affect our operations.

OUR INDUSTRY IS VERY COMPETITIVE AND OUR SUCCESS DEPENDS ON OUR ABILITY TO COMPETE EFFECTIVELY IN THE MARKET.

         The home fashions industry is highly competitive. Our future success will depend on a large extent on our ability to remain the low-cost producer and to remain competitive. We compete with both foreign and domestic companies on the basis of price, quality and customer service, among other factors. In the sheet and towel markets, we compete primarily with Fieldcrest Cannon, Inc., a wholly-owned subsidiary of Pillowtex Corporation, and Springs Industries, Inc. In the other bedding and accessories markets, we compete with many companies, most of which are smaller than us. Our future success depends on our ability to remain competitive in the areas of marketing, product development, price, quality, brand names, manufacturing capabilities, distribution and order processing. We cannot assure you of our ability to compete effectively in any of these areas. Any failure to compete effectively could adversely affect our sales and, accordingly, our operations.

WE ARE SUBJECT TO VARIOUS FEDERAL, STATE AND LOCAL ENVIRONMENTAL LAWS AND REGULATIONS. IF WE DO NOT COMPLY WITH THESE REGULATIONS, WE MAY INCUR SIGNIFICANT COSTS IN THE FUTURE TO BECOME COMPLIANT.

         We are subject to various laws and regulations governing, among other things, the discharge, storage, handling and disposal of a variety of hazardous and non-hazardous substances and wastes used in, or resulting from, our operations, including potential remediation obligations under those laws and regulations. Our operations are also governed by laws and regulations relating to employee safety and health which, among other things, establish exposure limitations for cotton dust, formaldehyde, asbestos and noise, and which regulate chemical and ergonomic hazards in the workplace. Although we do not expect that compliance with any of these laws and regulations will adversely affect our operations, we cannot assure you that regulatory requirements will not become more stringent in the future or that we will not incur significant costs to comply with those requirements.

OUR PRINCIPAL STOCKHOLDER HAS THE ABILITY TO EXERT SIGNIFICANT INFLUENCE ON OUR COMPANY AND ON MATTERS SUBJECT TO THE VOTE OF OUR STOCKHOLDERS.

         As of June 30, 2000, Holcombe T. Green, Jr., the Chairman of the Board and Chief Executive Officer, beneficially owned 18,229,408 shares of common stock, constituting approximately 36.7% of the outstanding common stock. These shares included 15,483,306 shares held directly by WPS Investors, L.P., of which HTG Corp., a company owned by Mr. Green, is general partner. As a result of his beneficial ownership of common stock and his positions in our company, Mr. Green will continue to be able to have significant influence on our company and on matters subject to the vote of our stockholders.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares of common stock. All of the shares of common stock being offered are beneficially owned by the selling stockholders named in this prospectus, although we may receive the exercise price in cash upon the exercise of the options pursuant to which the shares of common stock are acquired by the selling stockholders.

                              SELLING STOCKHOLDERS

         This prospectus relates to shares of common stock that have been or may be acquired by the selling stockholders pursuant to the Omnibus Stock Incentive Plan. The following table sets forth the name and relationship to us of each selling stockholder who is (or may be deemed to be) our affiliate and who currently holds options to acquire common stock pursuant to the Omnibus Stock Incentive Plan, together with the number of shares of common stock that each such person may acquire pursuant to the exercise of such options.

                                                                        Number of
Name of Executive                 Relationship                          Options Granted
----------------------            --------------------------            ---------------
Holcombe T. Green, Jr.            Chairman and Chief                    1,550,000
                                  Executive Officer

Thomas J. Ward                    President and Chief                   580,000
                                  Operating Officer

David C. Meek                     Executive Vice President -            100,000
                                  Finance and Chief
                                  Financial Officer

John T. Toolan                    Executive Vice President              235,208

Joan E. Amberg                    Senior Vice President                 64,067

Lanny L. Bledsoe                  Senior Vice President -               162,133
                                  Manufacturing

Hugh M. Chapman                   Director                              35,000

M. Katherine Dwyer                Director                              17,200

John G. Hudson                    Director                              17,200

Gerald B. Mitchell                Director                              17,200

John F. Sorte                     Director                              17,200

         As of June 30, 2000, there were 49,670,667 shares of our common stock outstanding.

                              PLAN OF DISTRIBUTION

         The shares of common stock held by selling stockholders may be sold from time to time to purchasers directly. Alternatively, the selling stockholders may sell the shares of common stock in one or more transactions (which may involve one or more block transactions) on the NYSE, in sales occurring in the public market off the NYSE, in separately negotiated transactions, or in a combination of such transactions. Each such sale may be made either at market prices prevailing at the time of such sale or at negotiated prices. Some or all of the shares of common stock may be sold through brokers acting on behalf of the selling stockholders or to dealers for resale by such dealers, and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts or commissions from the selling stockholders and/or the purchasers of such shares for whom they may act as broker or agent (which discounts or commissions are not anticipated to exceed those customary in the types of transactions involved). However, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

         All expenses of registration incurred in connection with this offering are being borne by us, but all brokerage commissions and other expenses incurred by individual selling stockholders will be borne by each such selling stockholder.

         The selling stockholders and any dealer participating in the distribution of any shares of common stock or any broker executing selling orders on behalf of a selling stockholder may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the shares of common stock by them and any discounts or commissions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

                                     EXPERTS

         Our consolidated financial statements at December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which appear in the Form 10-K, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference in this prospectus. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The following documents filed with the Securities and Exchange Commission are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1999; (2) Proxy Statement for the Annual Meeting of Stockholders of the Company held on June 29, 2000;
(3) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000; (4) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000; (5) the Company's Current Reports on Form 8-K filed on February 15, 2000, March 27, 2000, April 5, 2000, May 24, 2000 and June 30, 2000; and
(6) the description of our common stock contained in our Registration Statement on Form 8-A (Commission File No. 001-15381) filed on October 8, 1999.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 8.  EXHIBITS.

         3.1       -       Restated Certificate of Incorporation of WestPoint
                           Stevens Inc., as currently in effect, incorporated
                           by reference to Exhibit 3(a) to the Registration
                           Statement on Form S-4 (Commission File No.
                           333-59817) filed with the Commission on July 24,
                           1998.

         3.2        -      Amended and Restated By-Laws of WestPoint Stevens
                           Inc., as currently in effect, incorporated by
                           reference to Exhibit 3.4 of the Post-Effective
                           Amendment No. 1 to Registration Statement on Form
                           S-1 (Commission File No. 33-77726) filed with the
                           Commission on May 19, 1994.

         5.1      -        Opinion and Consent of Counsel of the Company.

         23.1     -        Consent of Ernst & Young LLP.

         23.2     -        Consent of Counsel of the Company (included in
                           Exhibit 5.1).

         24.1     -        Power of Attorney (included as part of this
                           Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Atlanta, Georgia, on this 23rd day of August, 2000.

                                          WestPoint Stevens Inc.
                                          (REGISTRANT)


                                          By: /s/ Holcombe T. Green, Jr.
                                             ------------------------------
                                          Holcombe T. Green, Jr.
                                          Chairman of the Board and Chief
                                          Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Holcombe T. Green, Jr., David C. Meek and Christopher N. Zodrow, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, could lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                                Title                              Date
         ---------                                -----                              ----

/s/ Holcombe T. Green, Jr                Chairman of the Board and Chief       August 23, 2000
---------------------------              Executive Officer (Principal
Holcombe T. Green, Jr.                   Executive Officer)

/s/ Thomas J. Ward                       Director, President and Chief         August 23, 2000
---------------------------              Operating Officer
Thomas J. Ward

/s/ David C. Meek                        Executive Vice President/Finance      August 23, 2000
---------------------------              and Chief Financial Officer
David C. Meek                            (Principal Financial Officer)

/s/ J. Nelson Griffith                   Senior Vice President and             August 23, 2000
---------------------------              Controller (Principal Accounting
J. Nelson Griffith                       Officer)

/s/ Hugh M. Chapman                      Director                              August 23, 2000
---------------------------
Hugh M. Chapman

/s/ M. Katherine Dwyer                   Director                              August 23, 2000
---------------------------
M. Katherine Dwyer

/s/ John G. Hudson                       Director                              August 23, 2000
---------------------------
John G. Hudson

/s/ Gerald B. Mitchell                   Director                              August 23, 2000
---------------------------
Gerald B. Mitchell

/s/ John F. Sorte                        Director                              August 23, 2000
---------------------------
John F. Sorte

                                 EXHIBIT INDEX

EXHIBIT NO.               DESCRIPTION                                                        PAGE NO.
-----------               -----------                                                        --------
3.1                       Restated Certificate of Incorporation of WestPoint
                          Stevens Inc., as currently in effect, incorporated by
                          reference to Exhibit 3(a) to the Registration
                          Statement on Form S-4 (Commission File No. 333-59817)
                          filed with the Commission on July 24, 1998.

3.2                       Amended and Restated By-Laws of WestPoint Stevens
                          Inc., as currently in effect, incorporated by reference to Exhibit 3.4 of the Post-Effective
                          Amendment No. 1 to Registration Statement on Form S-1
                          (Commission File No. 33-77726) filed with the
                          Commission on May 19, 1994.

5.1                       Opinion and Consent of Counsel of the Company.

23.1                      Consent of Ernst & Young LLP.

23.2                      Consent of Counsel of the Company (included in Exhibit 5).

24.1                      Power of Attorney (included as part of this Registration
                          Statement).


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